SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

Date of Report (Date of earliest event reported): February 18, 1999

                       HOME PROPERTIES OF NEW YORK, INC.
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            (Exact name of registrant as specified in its charter)

    Maryland                    1-13136              16-1455126
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(State or other jurisdiction    (Commission      (IRS Employer
 of incorporation)              File No.)       Identification No.)


               850 Clinton Square, Rochester, New York    14604
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      (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (716)546-4900


                                Not Applicable
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        (Former name or former address, if changed since last report.)

                 Item 2. ACQUISITION OR DISPOSITION OF ASSETS

             Home Properties of New York, L.P. (the "Operating Partnership), a New York limited partnership purchased, in unrelated transactions, four multifamily residential properties and in another transaction one multifamily residential property. Collectively and together with the acquisitions described in Item 5 of this Current Report on Form 8-K, these acquisitions are deemed "significant acquisitions" pursuant to the regulations of the Securities and Exchange Commission governing the reporting of transactions under the Current Report on Form 8-K.

             Home Properties of New York, Inc. (the "Company") is the sole general partner and holder, directly and indirectly through Home Properties Trust in which the Company holds 100% of the beneficial interests, of approximately fifty-five percent of the limited partnership interest in the Operating Partnership.

RIDLEY PORTFOLIO. On July 29, 1999, the Operating Partnership acquired four communities, with a total of 825 units, located in the suburbs of Philadelphia, Pennsylvania, from Ridley Brook Associates, Greenacres Associates and Leonard Klorfine. The purchase price of $31.5 million was paid in part by $7.8 million in cash, a mortgage note given to the seller in the amount of $15.8 million, bearing interest of 8.0% and maturing in 10 years and the remainder was funded through the issuance of Operating Partnership Units valued at approximately $7.9 million. The communities acquired have an average age of 34 years and were about 96% occupied at the time of the acquisition.

   THE COLONY APARTMENTS. On September 1, 1999, the Operating Partnership, through its wholly owned subsidiary The Colony of Home Properties, LLC, acquired The Colony Apartments, a 783 unit apartment community located in Mt. Prospect, a suburb of Chicago, Illinois. The community was constructed in phases between 1972 and 1978 and was 97% occupied at the time of acquisition. The community was purchased from Chicago Colony Apartments Associates for a purchase price of $41.5 million, which was paid in part by cash, with the remainder by the assumption of a $16.3 million conventional mortgage that carries a fixed rate of interest of 7.6% and matures in 2002. The cash was financed under the Operating Partnership's line of credit then in place, which bore interest at 125 basis points over the 30-day LIBOR rate.

               None of the above sellers were affiliated with the Operating Partnership, the Company, any directors or officers of the Company or any affiliates of any such director or officer. The properties were all previously operated as multifamily apartment properties, and it is the intent of the Company and the Operating Partnership to continue to operate them as multifamily apartment communities.

             The purchase prices were negotiated with the sellers and based on an internal analysis by the Company of the historical cash flows and fair market values of the properties.



                             Item 5. OTHER EVENTS

              In five other unrelated transactions, the Operating Partnership acquired five multifamily residential properties.

THE MANOR APARTMENTS. On February 18, 1999, the Operating Partnership acquired a 198 unit community located in Leesburg Virginia. The purchase price was $7.1 million and was financed under the Operating Partnership's line of credit described above. The Manor Apartments are approximately 26 years old and occupancy was at 95% at the time of acquisition.

RIDGEWAY COURT. On February 22, 1999, the Operating Partnership acquired a 66-unit community located in Yeadon, Pennsylvania for a purchase price of $2.12 million. The acquisition was funded with available cash and the assumption of $1.2 million of mortgage debt that bears interest of 8.375% and matures in 2010. Ridgeway Court is 27 years old and was 92% occupied at the time of acquisition.

SPRINGWELL PARK. On April 7, 1999, the Operating Partnership acquired a 303-unit community located in Dearborn, Michigan. The purchase price was $18.1 million and was funded by the issuance of Operating Partnership Units valued at approximately $3.9 million, the assumption of an $11.7 million mortgage and cash on hand. The mortgage carries a fixed rate of interest of 8% and matures in 2015. Springwell Park Apartments was developed in two phases, the first in 1940 and the second in 1966. The community was 98% occupied at the time of the acquisition.

SHERWOOD GARDENS. On May 27, 1999, the Operating Partnership acquired a 102-unit community located in Levittown, Pennsylvania. The purchase price was $4.1 million and was funded with cash on hand and the assumption of a $3.1 million mortgage, which carries a 6.98% fixed rate of interest and matures in 2008. Sherwood Gardens was developed in 1968 and was 94.5% occupied at the time of the acquisition.

MAPLE LANE. On July 9, 1999, the Operating Partnership acquired, through its wholly owned subsidiaries, Home Properties Maple Lane I, LLC and Home Properties Maple Lane II, LLC, a 396-unit community developed by the Holladay Group and located in South Bend, Indiana. The purchase price of $17.4 million was funded by the assumption of a $6 million conventional mortgage, a $6.4 million mortgage-backed bond, and cash on hand. The conventional mortgage carries a fixed rate of interest of 7.2% and matures in 2008. The bond carries a variable rate, at 5.55% at the time of the acquisition, and matures in 2007. Maple Lane was constructed in phases between 1982 and 1989 and was 94% occupied at the time of the acquisition.

               None of the above sellers were affiliated with the Operating Partnership, the Company, any directors or officers of the Company or any affiliates of any such director or officer. The properties were all previously operated as multifamily apartment properties, and it is the intent of the Company and the Operating Partnership to continue to operate them as multifamily apartment communities.

             The purchase prices were negotiated with the sellers and based on an internal analysis by the Company of the historical cash flows and fair market values of the properties.

             In addition, on July 30, 1999, the Operating Partnership acquired substantially all of the development business of Community Investment Strategies, Inc. ("CIS"), an affordable housing development company located in New Brunswick, New Jersey. At the time of the acquisition, CIS had ten affordable communities with approximately 750 units in various stages of planning and development. The purchase price of $1.7 million was paid entirely in Operating Partnership Units.

                   Item 7. FINANCIAL STATEMENTS AND EXHIBITS

                  a.    Financial Statement of Businesses Acquired

            Financial statements for the interests and properties acquired and noted in Item 2 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this Form 8-K must be filed.

                  b.     Pro Forma Financial Information

  Pro forma financial statements of the Company reflecting the interests and properties acquired and noted in Item 2 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this Form 8-K must be filed.

                   c.    Exhibits

       Exhibit 2.1 - Contribution Agreement among Home Properties of New York, L.P., Leonard Klorfine, Ridley Brook Associates and Greenacres Associates.

       Exhibit 2.2 - Purchase and Sale Agreement among Home Properties of New York, L.P. and Chicago Colony Apartments Associates.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 5, 1999           HOME PROPERTIES OF NEW YORK, INC.
                                                   (Registrant)


                                   By: /s/ David P. Gardner
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                                      David P. Gardner, Vice President